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                                                                   EXHIBIT 10.16


                                    AMENDMENT
                                       TO
                              ADVISORY SERVICES AND
                            INDEMNIFICATION AGREEMENT

         This Amendment to Advisory Services and Indemnification Agreement, dated as of June 28, 1999 (this "Amendment"), amends that certain Advisory Services and Indemnification Agreement dated January 25, 1999 (the "Agreement") between Prize Energy Corp. (the "Company"), and Natural Gas Partners V, L.P, a Delaware limited partnership ("NGP")


                                    RECITALS

         The Company plans to enter into a series of transactions relating to its acquisition of assets from Pioneer Natural Resources U.S.A., Inc. and Pioneer Resources Producing L.P. involving, among other things, the issuance and sale of additional shares of its Common Stock to NGP to finance a portion of the purchase price of such assets.

         It is a condition to NGP's purchase of such additional shares of the Company's common Stock that the parties enter into this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:

         1. Section 3 of the Agreement shall be amended in its entirety to read as follows:

            "3. Fees and Expenses. NGP shall be entitled to a fee of $l50,000 per year (pro-rated for any portion of a year) for its services during the period (the "Payment Period"), beginning on July 1, 1999, and ending upon termination of this Agreement pursuant to Section 2 hereof. Such fee shall be payable quarterly in arrears on the last day of each fiscal quarter of the Company beginning with the first fiscal quarter which ends during the Payment Period. In addition, the Company shall promptly reimburse NGP for all reasonable out-of-pocket expenses incurred by NGP and its partners, employees and agents (including any legal fees incurred by NGP for in-house or outside counsel) in connection with NGP's activities pursuant to this Agreement during the Payment Period. In consideration of the payment of the fees and expenses described in this Paragraph 3, NGP shall not charge any separate transaction fees for assisting the Company in future financings or acquisitions."

         2. Except as amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.


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         3. Because NGP is an affiliate of the Company, Philip B. Smith, as a non-interested director of the Company, joins in the execution of this Agreement for the limited purpose of consenting to NGP's provision of the services and the consideration described herein in accordance with the Bylaws of the Company.

         This Agreement is executed as of the date first written above by a duly authorized representative of each of the Company and NGP.


                                  PRIZE ENERGY CORP.


                                  By:  /s/ PHILIP B. SMITH
                                      --------------------
                                      Philip B. Smith, Chairman of the Board and
                                      Chief Executive Officer




                                  NATURAL GAS PARTNERS V, L.P.
                                  By: G.F.W. Energy V, L.P., General Partner
                                  By: GFW V, L.L.C., General Partner



                                  By: /s/ KENNETH A. HERSH
                                      --------------------
                                      Kenneth A. Hersh, Authorized Member



         The undersigned director of the Company joins in the execution of this Amendment for the limited purpose set forth in Paragraph 3 above.


                                   /s/ PHILIP B. SMITH
                                  ------------------------
                                  Philip B. Smith


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                              ADVISORY SERVICES AND
                            INDEMNIFICATION AGREEMENT


         This Advisory Services and Indemnification Agreement, effective as of January 25, 1999 (this "Agreement"), is between Prize Energy Corp. (the "Company"), and Natural Gas Partners V, L.P., a Delaware limited partnership ("NGP")

         The Company and NGP agree as follows:

         1. Retention of Advisor; Scope of Services.

         (a) Subject to the terms and conditions set forth herein, the Company hereby retains NGP to act as an advisor to the Company.

         (b) As advisor to the Company, NGP will, from time to time, as requested by the Company, provide consultation, assistance and advice to the Company with respect to the Company's operations, including without limitation, the following: obtaining capital, whether through bank financing or the private placement or public offering of equity or debt, including bank loan and credit agreement negotiation, documentation and compliance, drafting of documents, and planning and participation in meetings with financing sources; general oversight of legal, accounting, placement and underwriting issues; implementing a long-term budgeting and planning process; and business acquisitions, including negotiation strategies and financing alternatives.

         (c) The parties hereto acknowledge that (i) NGP is not regularly engaged in the business of providing advisory services and that the services to be performed by NGP hereunder are provided as an incident to NGP's activities as an owner of a significant portion of the stock of the Company, (ii) the fees to be paid to NGP hereunder were established at an amount which is believed to be approximately equal to the amount of indirect costs and expenses NGP will incur in providing such services, (iii) NGP is not an "investment advisor", within the meaning of the Investment Advisors Act of 1940, as amended, or applicable state laws, or a "broker" or "dealer" under the Securities Exchange Act of 1934, as amended, or applicable state laws, (iv) the nature of the services to be provided by NGP under this Agreement do not include those of an "investment advisor" (i.e., providing advice as to the value of securities or the advisability of investing in, purchasing or selling securities), or those of a "broker" or "dealer" (i.e. effecting transaction in securities for the account of the Company or others), and (v) it is specifically intended by the parties hereto that NGP's activities hereunder not subject NGP to any regulation or registration under federal or state laws.

         (d) The parties hereto acknowledge and agree that NGP will make available any and all of its employees, agents and other resources, which NGP, it its sole discretion, determines are necessary for it to perform its services hereunder. The parties further acknowledge that, unless and until NGP provides notice to the contrary, all decisions with respect to staffing, scheduling


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and allocating NGP's resources for purposes of this Agreement will be coordinated on behalf of NGP by its representatives Kenneth A. Hersh and David
R. Albin, and any request by the Company for the performance of services hereunder shall be directed to Kenneth A. Hersh or David R. Albin.

         2. Termination. This Agreement shall continue (unless otherwise extended by the mutual agreement of the parties) until the earlier of (i) the date of dissolution of the Company, and (ii) the second anniversary of the date of the consummation of the Company's first issuance of securities pursuant to a public offering registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"). Notwithstanding the immediately preceding sentence, this Agreement may be terminated effective as of the end of any fiscal quarter of the Company at any time in the sole discretion of NGP, if NGP provides written notice of its election to terminate this Agreement to the Company not less than 30 days before the date on which termination is to be effective. Upon termination, neither party will have any further obligation under this Agreement, except for (i) the Company's obligation to pay to NGP the fees and reimbursements then due pursuant to Paragraph 3 hereof, for the period prior to the termination, which obligation shall continue after such termination until such amounts are paid in full, and (ii) the Company's obligation to provide the indemnification contained in Paragraph 4 hereof, which shall continue in effect for a period of four years after such termination.

         3. Fees and Expenses. NGP shall be entitled to a fee of $75,000 per year (pro-rated for any portion of a year) for its services during the period (the "Payment Period"), which begins on the first to occur of (i) the first day of the first month in which the net present value (calculated pursuant to the rules and regulations promulgated by the Securities and Exchange Commission) of the Company's oil and gas reserves is greater than $15,000,000 and (ii) the first day of the first month in which the Company obtains financing of at least $1,000,000 from a third party not affiliated with the Company's shareholders, whether pursuant to bank debt, equity investment or otherwise, and ends upon termination of this Agreement pursuant to Section 2 hereof. Such fee shall be payable quarterly in arrears on the last day of each fiscal quarter of the Company beginning with the first fiscal quarter which ends during the Payment Period. In addition, the Company shall promptly reimburse NGP for all reasonable out-of-pocket expenses incurred by NGP and its partners, employees and agents (including any legal fees incurred by NGP by in-house or outside counsel) in connection with NGP's activities pursuant to this Agreement during the Payment Period. In consideration of the payment of the fees and expenses described in this Paragraph 3, NGP shall not charge any separate transaction fees for assisting the Company in future financings or acquisitions.

         4. Indemnification. In consideration of NGP's investment in the Company and the services performed and to be performed by NGP for the Company, and for other good and valuable consideration, the Company and NGP hereby agree as follows:

                  (a) The Company shall indemnify and hold harmless NGP, NGP's affiliates and affiliated entities, each of NGP's partners, officers, employees and agents and each person, if any, who "controls" NGP (within the meaning of the federal securities laws) (collectively the "Indemnified Parties" and individually, an "Indemnified Party") from


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         and against any and all actions or claims and any and all claims, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise or the costs of investigating, preparing or defending any action or claim, whether or not in connection with any action or litigation in which any Indemnified Party is a party), joint or several, to which any Indemnified Party may become subject, as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of (i) actions taken or omitted to be taken (including any untrue statement made or any statement omitted to be made) by the Company or any of its affiliates (other than NGP), (ii) claims asserted against the Company or any of its officers, directors or controlling persons under the 1933 Act or any other federal or state securities law, (iii) actions taken or omitted to be taken by an Indemnified Party with the consent of the Company or any of its affiliates, or in conformity with instructions of the Company or any of its affiliates,
         (iv) NGP's engagement under this Agreement, including, without limitation, any act or omission by NGP in connection with its role as an advisor and its acceptance of or the performance or non-performance of its obligations under this Agreement. The Company will not however, be responsible for indemnifying any claims, damages, liabilities, costs or expenses pursuant to clause (iv) of the immediately preceding sentence that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from an Indemnified Party's bad faith, gross negligence or willful misconduct. The Company agrees that the Indemnified Parties shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with any matter related to this Agreement, except for liabilities or expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from NGP or such other Indemnified Party's gross negligence or willful misconduct. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING IMDEMNITY SHALL COVER ANY LOSS, CLAIM, DAMAGE, LIABILITY, COST OR EXPENSE THAT HAS RESULTED FROM OR IS ALLEDGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF NGP OR ANY OTHER INDEMNIFIED PERSON.

         (b) The indemnity provided for in subparagraph (a) of this Paragraph 4 shall be in addition to any liability that the Company may otherwise have to the Indemnified Parties and shall be subject to the following:

                  (i) Promptly after receipt by an Indemnified Party under subparagraph (a) of this Paragraph 4 of notice of the commencement of any action, proceeding, investigation or other event with respect to which any Indemnified Party demands indemnification hereunder, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to any Indemnified Party, except to the extent the Company is prejudiced by such failure.


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                  (ii) Notwithstanding anything expressed or implied herein to the contrary, the indemnity provided for herein shall cover the amount of any settlements entered into in connection with any claim for which an Indemnified Party may be indemnified hereunder, if and only if such settlement is consented to by the Company.

                  (iii) No settlement binding on an Indemnified Party may be made without the consent of such Indemnified Party (which consent shall not be unreasonably withheld).

                  (iv) If the claim for indemnification arises out of a claim for damages by a person other than an Indemnified Party, the Company, after giving notice to the Indemnified Party, may undertake to defend or settle such claim for damages and may employ counsel for such purpose. The Indemnified Party, at its own expense, shall have the right to employ separate counsel with respect to such claim and to participate in, but not control, such settlement or defense; provided that, if the Company is also a defendant in respect of any such claim and a potential conflict exists between the interests of the Company and those of an Indemnified Party or if the Company does not elect to undertake the settlement or defense of such claim, the Indemnified Parties shall, at the expense of the Company, have the right to employ not more than one counsel to represent the Indemnified Parties with respect to such claim and the Indemnified Parties may control any settlement or defense applicable to the claims brought against such Indemnified Parties.

                  (v) Expenses and other costs incurred by an Indemnified Party in connection with any suit, action or other proceeding relating to this Agreement shall be advanced by the Company to such Indemnified Party prior to any final determination of whether an Indemnified Party is entitled to be indemnified for such costs and expenses hereunder, if the Indemnified Party provides to the Company an undertaking to return any amounts so received to the extent that it is ultimately determined that such person was not entitled to be indemnified for such costs and expenses hereunder.

                  (vi) In order to provide for just and equitable contribution, if a claim for indemnification is made hereunder but a court of competent jurisdiction finds in a final judgment (not subject to appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then in such case, the Company on the one hand, and the Indemnified Parties on the other hand, shall contribute to the losses, claims, damages, liabilities or costs so that the Indemnified Parties are responsible in the aggregate for a percentage of the losses, claims, damages, liabilities or costs equal to a fraction, the numerator of which is the fees (but not expenses) previously received by NGP pursuant to Paragraph 3 of this Agreement, and the denominator of which is the sum of total aggregate amount of all consideration received by the Company in respect of transactions giving rise to such claim for indemnification, or, if no such transaction exists or has not been completed, the fair market value of the Company's outstanding common stock on the date hereof, and the Company shall be responsible for the remainder of such losses, claims, damages,


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


         liabilities or costs; provided, however, that if such allocation is not permitted by applicable law then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions that resulted in such losses, claims, damages, liabilities or costs and relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Indemnified Parties, in the aggregate, shall not be obligated to contribute any amount hereunder that exceeds the amount of fees (but not expenses) NGP received previously pursuant to this Agreement.

         5. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE FULLY PERFORMED THEREIN.

         6. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns, and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement may not be assigned by any party to an unaffiliated party without the express written consent of the other party hereto.

         7. Notices. All communications under this Agreement shall be in writing and shall be delivered personally or sent by personal delivery, expedited delivery, certified mail, return receipt requested or by telecopy as follows:

         If to NGP:

                  777 Main Street, Suite 2250
                  Fort Worth, Texas 76102-5304
                  Telecopy Number: (817) 820-6650
                  Attention: Kenneth A. Hersh

                  100 N. Guadalupe Street, Suite 205
                  Santa Fe, New Mexico 87501
                  Telecopy Number: (505) 983-8120
                  Attention: David R. Albin

          If to the Company:

                  2902 E. 31st Street
                  Tulsa, OK 74105-2402
                  Telecopy Number: (918) 592-4324
                  Attention: Philip B. Smith


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          Either party may change its address or telecopy number set forth above by giving the other party notice of such change in accordance with the provisions of this Paragraph 7. A notice shall be deemed given, if by personal delivery or expedited delivery service, on the date of such delivery to such address, if by certified mail, on the date shown on the applicable return receipt, or if by telecopy, on the date of receipt of the transmission of such notice at such telecopy number.

         8. Approval of Agreement. Because NGP is an affiliate of the Company, Philip B. Smith, as a non-interested director of the Company, joins in the execution of this Agreement for the limited purpose of consenting to NGP's provision of the services and the consideration described herein in accordance with the Bylaws of the Company.

         9. Nature of Relationship. The parties hereto intend that the services provided by NGP to the Company pursuant to this Agreement are being provided as an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a general partnership or joint venture between NGP and the Company or their respective successors or assigns.

         10. Captions. The Paragraph titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

         11. Amendments. No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

         12. Partial Invalidity. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable (i) the remaining terms and provisions hereof shall be unimpaired, and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         13. Survival. All representations, warranties and agreements contained herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, and shall survive the execution and delivery hereof.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.


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

          This Agreement is executed as of the date first written above by a duly authorized representative of each of the Company and NGP.

                                     COMPANY

                                     PRIZE ENERGY CORP.



                                     By: /s/ PHILIP B. SMITH
                                         ---------------------------------------
                                         Philip B. Smith, President



                                     NGP


                                     NATURAL GAS PARTNERS V, L.P.
                                     By:  G.F.W. Energy V, L.P., General Partner
                                     By:  GFW V, L.L.C., General Partner



                                     By: /s/ KENNETH A. HERSH
                                         ---------------------------------------
                                         Kenneth A. Hersh, Authorized Member



          The undersigned director of the Company joins in the execution of this Agreement for the limited purpose set forth in Paragraph 8 above.



                                     /s/ PHILIP B. SMITH
                                     -------------------------------------------
                                     Philip B. Smith, President



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